UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 23, 2013

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 23, 2013, Caesars Entertainment Corporation (“Caesars”) announced that its Board of Directors has approved the material terms of a proposed strategic transaction, pursuant to which Caesars will form a new growth-oriented entity, Caesars Growth Partners, LLC (“Growth Partners”), to be owned by Caesars and participating Caesars stockholders, including its current financial sponsors, affiliates of TPG Capital LP and Apollo Global Management, LLC (the “Sponsors”). Participating Caesars stockholders will own their interests in Growth Partners through Caesars Acquisition Company (“CAC”), a new company created to facilitate the transaction. CAC will hold all of the voting units of Growth Partners. The Sponsors have advised Caesars that they each intend to invest $250 million in CAC, though they have not entered into any agreement to do so. Consummation of the transaction will be contingent on such investment by the Sponsors. Neither CAC nor Caesars may sell or transfer any units of Growth Partners without the prior consent of the other prior to the fifth anniversary of the issuance. From and after the fifth anniversary of the issuance, CAC or Caesars may transfer units of Growth Partners to a non-competitor of Caesars. CAC shall have the right of first offer with respect to any transfer by Caesars. In addition, after the fifth anniversary of the issuance, the non-voting units of Growth Partners will be exchangeable into non-voting shares of CAC with terms equivalent to the non-voting units and with rights to have such shares registered under the Securities Act of 1933.

Caesars intends to distribute subscription rights at no charge to Caesars stockholders on a pro rata basis. The subscription rights will afford each stockholder of Caesars the right to acquire for cash at least the same pro rata ownership interest in CAC as such stockholder holds in Caesars. CAC will use the proceeds from its sale of shares to acquire all of the voting interests in Growth Partners. Caesars and its subsidiaries will contribute their shares of Caesars Interactive Entertainment, Inc. (“CIE”) and approximately $1.1 billion face value of senior notes previously issued by Caesars Entertainment Operating Company, Inc. (“CEOC Notes”) that are owned by another subsidiary of Caesars, which together have been valued at $1.275 billion, to Growth Partners in exchange for non-voting units. This valuation may be increased by up to $225 million if earnings from CIE’s social and mobile games business exceed a specified amount in 2015, in which case Caesars or its subsidiaries will receive additional non-voting units of Growth Partners. As a result of these asset contributions, Caesars’ economic interest in Growth Partners at the closing of the transaction will be at least 57%, and may be as much as 77%, depending on the amount of proceeds raised by CAC through its sale of shares, prior to any potential valuation increase and certain other potential adjustments. Additionally, Growth Partners intends to use $360 million of proceeds received from CAC to purchase from a Caesars subsidiary the Planet Hollywood Resort & Casino in Las Vegas, Caesars’ joint venture interests in a casino under development in Baltimore (Horseshoe Baltimore) and a financial stake in the management fee stream for both of those properties, equal to 50% of the management fee. A subsidiary of Growth Partners will assume the current debt outstanding of $515.5 million related to Planet Hollywood, subject to lender approval. Caesars and its affiliated companies will continue to manage Planet Hollywood and Horseshoe Baltimore. Growth Partners will enter into a management services agreement with Caesars and certain of its subsidiaries for access to advisory and business management services and corporate shared services, on arm’s length terms. Caesars and Growth Partners will have the opportunity to work together to develop future projects. Caesars will have the option to (1) pursue any potential project itself or (2) decline the project for itself, after which Growth Partners may elect or decline to pursue the project. A committee of the board of directors of Caesars consisting of disinterested directors will make determinations on behalf of Caesars with respect to any new investment and acquisition opportunities. Each opportunity will be negotiated separately by Caesars and Growth Partners, but the assumption for these transactions will be that Growth Partners will receive 50% of the ongoing management fee. Caesars will have the first right to make an offer if Growth Partners plans to sell any assets acquired from Caesars.

The transaction will include certain value-related adjustments at closing, as follows.

•

Value of the CEOC Notes. The actual value of the CEOC Notes will be recalculated on the closing date of the transaction using the 90 day trading average closing price for each tranche of the CEOC Notes for the period ended on the closing date of the transaction, net of certain costs, commissions and discounts. The ownership percentages of Caesars and CAC in Growth Partners will be recalculated accordingly.

•

Restoration of fair market value of the rights. The aggregate value (the “rights value”), if any, of the CAC subscription rights that are distributed by Caesars will be returned to Caesars by Growth Partners in the form of CEOC Notes with equivalent value to the rights value. To determine the number of CEOC Notes to be returned to Caesars, the value of the CEOC Notes will be recalculated based on the same methodology originally used to calculate the currently-agreed valuation of the CEOC Notes, but determined as of the date of the restoration. This transfer will not reduce the number of Caesars non-voting units of Growth Partners or CAC’s voting units of Growth Partners, but it will reduce CAC’s capital account balance.

After the third anniversary of the closing of the transaction, Caesars and/or its subsidiaries will have the right to acquire the voting units of Growth Partners, or at the election of CAC, the shares of CAC. The call right may be exercised, at Caesars’ option, for either cash or registered listed common stock of Caesars or a combination thereof, provided that the cash portion of the consideration may not exceed 50% of the total consideration delivered in connection with any exercise of the call right. The call right may be exercisable in part by Caesars (up to three times), but until the call right is exercised in full, any voting units acquired by Caesars will be converted into non-voting units. Additionally, the call right may only be exercised if the following conditions are met: (x) Caesars’ common stock (i) is registered with the Securities and Exchange Commission, (ii) is listed for trading and trades on a national securities exchange and (iii) issuable upon exercise of the call will represent, in the aggregate, not more than  1/2 of the total Caesars’ common stock issued and outstanding giving effect to the exercise of the call; (y) Caesars has a minimum liquidity of $1 billion and a maximum net debt leverage ratio of 9.00 to 1.00; and (z) no event of default has occurred and is in effect under any financing agreement of Caesars or its subsidiaries. The call price will be the greater of (a) CAC’s pro rata share of the fair market value of the purchased shares at the time of the exercise of the call right and (b) CAC’s net capital invested plus a 10.5% internal rate of return; however, the maximum internal rate of return that may be earned by CAC upon the exercise of the call right is 25%. Further, in the event that a stockholder vote of Caesars is required in connection with the exercise of the call right, receipt of affirmative approval of such vote will be a condition to the exercise of the call right and at closing the Sponsors will enter into a voting support agreement in favor of any such stockholder approval. In addition, a majority of the independent directors of the board of directors of Caesars must approve the exercise of the call right by Caesars and/or its subsidiaries. The call right will be transferable by Caesars to a transferee that also receives a transfer of all of the non-voting units of Growth Partners held by Caesars and will be exercisable by the transferee upon the same terms and conditions that apply to Caesars.

Following the fifth anniversary of the closing of the transaction and until the eight years and six months anniversary of the closing of the transaction, the board of directors of CAC will have the right to cause a liquidation of Growth Partners, which means the sale or winding up of Growth Partners, or other monetization of all of its assets and the distribution of the proceeds remaining after satisfaction of all liabilities of Growth Partners to the holders of Growth Partners’ units. Unless otherwise agreed by the holders of the non-voting units, on the eight years and six months anniversary of the closing of the transaction, if CAC has not previously exercised its liquidation right, Growth Partners shall liquidate as described above. Upon a liquidation, all net cash and other assets of Growth Partners that are not monetizable shall, subject to applicable gaming regulatory laws, be distributed as follows: (i) first, to all units held by CAC until amounts distributed equal return of capital plus a 10.5% per annum return on investment (such return to begin accruing on the proceeds in excess of the purchase price of Planet Hollywood and Horseshoe Baltimore only upon the investment of such excess proceeds by Growth Partners); (ii) second, to all units held by Caesars and/or its subsidiaries until Caesars catches up to its respective amount distributed pursuant to clause (i) (including the 10.5% per annum return on investment) and (iii) third, to all holders of units pro rata.

The terms and conditions of the transactions will be subject to the terms and conditions set forth in the definitive documentation for these transactions. The closing of the transactions will be subject to certain conditions, including entry into definitive documentation, the receipt of required approvals from applicable gaming and other regulatory authorities and the receipt of certain bring-down opinions, and there can be no assurance that such conditions will be satisfied.

This Current Report contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this Current Report. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this Current Report, are necessarily estimates reflecting the best judgment of Caesars’ management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in Caesars’ filings with the Securities and Exchange Commission.

In addition to the risk factors set forth above, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	the ability to satisfy the conditions to the closing of the strategic transaction, including receipt of required regulatory approvals;

•	the strategic transaction may not consummate on the terms contemplated or at all;

•	the impact of Caesars’ substantial indebtedness;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	access to available and reasonable financing on a timely basis;

•	the ability of Caesars’ customer-tracking, customer loyalty, and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	the ability to recoup costs of capital investments through higher revenues;

•	the ability to timely and cost-effectively integrate companies that Caesars acquires into its operations;

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	the potential difficulties in employee retention and recruitment as a result of Caesars’ substantial indebtedness or any other factor;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	the effects of environmental and structural building conditions relating to Caesars’ properties or development projects;

•	acts of war or terrorist incidents, severe weather conditions, uprisings, or natural disasters;

•

losses sustained as a result of natural disasters, including losses in revenues and damage to property, and the impact of severe weather conditions on Caesars’ ability to attract customers to certain of its facilities, such as the amount of losses and disruption to Caesars as a result of Hurricane Sandy in late October 2012; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect the occurrence of unanticipated events, except as required by law.

A copy of the press release announcing the transaction described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Registrant is disclosing under Item 8.01 of this Current Report on Form 8-K the foregoing information and the information attached to this Current Report on Form 8-K as Exhibit 99.1, which information is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

99.1	Text of press release, dated April 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: April 23, 2013	By:	/s/ Michael D. Cohen
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release, dated April 23, 2013.